Exhibit 10.2

CONSENT AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of 15th March, 2017 (the “Third Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) and ACURA PHARMACEUTICALS, INC., a New York corporation with offices located at 616 N. North Court, Suite 120, Palatine, Illinois (“Parent”) and ACURA PHARMACEUTICAL TECHNOLOGIES, INC., an Indiana corporation with offices locates at 16235 State Road 17, Culver, IN 46511 (“APT”, and along with Parent, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of December 27, 2013 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Borrower anticipates entering into a License, Commercialization and Option Agreement on or about March 15th, 2017 with MainPointe Pharmaceuticals, LLC, (“MainPointe”), in the form provided to Collateral Agent prior to the execution hereof (the “License Agreement”);

WHEREAS, Loan Agreement requires Borrower to obtain the consent of Required Lenders prior to granting certain licenses and consummating the Transfers contemplated in the License Agreement;

WHEREAS, Borrower has requested that Collateral Agent and Lenders consent to grant of certain licenses and Transfers by Borrower to MainPointe, pursuant to the License Agreement, as described herein below; and

WHEREAS, in connection with and in consideration for providing the aforementioned consent, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Subject to the terms and conditions hereof, the Collateral Agent and the Required Lenders hereby consent to the Borrower’s entry into the License Agreement in the form, and only in the form, provided to Collateral Agent prior to the execution hereof, and consummation of the transactions contemplated therein; provided, however, Borrower may enter into and deliver any amendment to the License Agreement and consummate the transactions as contemplated by the License Agreement after giving effect to such amendment if, and only if, such amendments to the terms of the License Agreement: (i) would not require the consent of the Required Lenders under Section 7 of the Loan Agreement, (ii) are not be adverse to the interests of Borrower, (iii) do not reduce the amount or change the form of consideration due to Borrower under the License Agreement and (iv) do not postpone any payment due to Borrower under the License Agreement. Concurrently with the execution of the Mainpointe Agreement, Collateral Agent shall have been deemed to release its Lien (granted to it under the Loan Agreement) only on the Collateral described on Exhibit C (“Described Collateral”); provided, however, all proceeds of the Described Collateral are and shall be included in the Collateral in which Collateral Agent has a continuing Lien and perfected security interest under the Loan Agreement and nothing herein shall be deemed to be a release of Collateral Agent’s Lien in the proceeds of the Described Collateral or any other Collateral.

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

3.	Borrower hereby reaffirms the security interest granted by Borrower previously in Section 4.1 of the Agreement with respect to the Collateral (as defined herein) and hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, such part of the Collateral that was not pledged previously or in which security interest was not granted prior to the Third Amendment Date, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Furthermore, Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

4.	Section 5.2(d) of the Loan Agreement is hereby amended and restated as follows:

(d)           Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. (i) No part of Borrower’s or its Subsidiaries’ Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, each of Borrower’s and its Subsidiaries’ Copyrights, Trademarks and issued Patents are valid and enforceable and, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change. Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than over the counter software that is commercially available to the public).

5.	Section 6.2(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(ii)           as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided, however, that for the fiscal year 2016, such opinion may be qualified strictly with respect to Borrower and its Subsidiary as a going concern and unqualified otherwise) on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;

6.	Section 6.2(a)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(vii)           prompt notice of (A) any material change in the composition of the Intellectual Property, (B) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark, including a copy of any such registration, and (C) any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

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7.	Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent. If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall substantially contemporaneously provide written notice thereof to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property. If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.

8.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

9.	“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, Mortgage, the Post Closing Letter and any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

10.	Section 13.1 of the Loan Agreement is hereby further amended by adding the following definitions thereto in alphabetical order:

“Third Amendment Date” is March 15th, 2017.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of the Third Amendment Date, as such may be amended from time to time.

11.	Exhibit A to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

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12.	Borrower hereby represents and warrants that a complete and accurate list of its Copyright registrations, Patents, applications to register and registrations of Trademarks, as of the Third Amendment Date is attached hereto as Exhibit B.

13.	Borrower hereby authorizes Collateral Agent to file financing statements, amendments to financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (as such term has been amended pursuant to this Amendment) , without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

14.	Limitation of Amendment.

a.	The amendments and the consent set forth in Sections 2 through 13 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

15.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

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e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

16.	Collateral Agent represents and warrants to Borrower that all Required Lenders have executed this Amendment.

17.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

18.	This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) the due execution and delivery to Collateral Agent of the IP Agreement by each party thereto, (c) Collateral Agent’s receipt of the fully executed License Agreement and (d) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof (not to exceed $7,500.00), which may be debited from any of Borrower’s accounts with Lenders.

19.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

20.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent and Third Amendment to Loan and Security Agreement to be executed as of the Third Amendment Date.

BORROWER:

ACURA PHARMACEUTICALS, INC.

By	/s/ Robert B. Jones
Name: Robert B. Jones
Title: President and CEO

BORROWER:

ACURA PHARMACEUTICAL TECHNOLOGIES, INC.

By	/s/ Robert B. Jones
Name: Robert B. Jones
Title: President

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Mark Davis
Name:	Mark Davis
Title:	/s/ Vice President – Finance, Secretary & Treasurer

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights, rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property (excluding Permitted Licenses).

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

EXHIBIT B

Intellectual Property

Registered Copyrights

None

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

Patents

Description	Registration/ Application Number	Registration/ Application Date
Methods and compositions for deterring abuse of opioid containing dosage forms	US 7,201,920
US 7,476,402
US 7,510,726
US 7,981,439
US 8,409,616
US 8,822,489
US 8,637,540
US 9,492,443
AU 2004294953
AU 2010200979
CA 2,547,334
IL 175863
IL 221018

[*****]
AU 2010200979
AU 2013206525
EP 04812083.6
EP 11158284.7
	HK 12106471.1	4/10/2007 1/13/2009 3/31/2009 7/19/2011 4/2/2013 7/24/2014 1/28/2014 11/15/2016 4/1/2010 11/23/2004 8/10/2010 11/23/2004 11/23/2004 [*****] 3/15/2010 11/23/2004 11/23/2004 11/23/2011 11/23/2004
Process to manufacture oxycodone	US 6,864,370	3/8/2005
Process for manufacturing thebaine	US 6,790,959	9/14/2004
Process for manufacturing codeine	US 6,972,332	12/6/2005
Process for manufacturing codeine	US 6,949,645	9/27/2005
Process for preparing dihydrocodeine from codeine	US 6,887,999	5/3/2005
Preparation of opioid analgesics by a one-pot process	US 6,946,556	9/20/2005
Preparation of oxycodone	US 7,071,336	7/4/2006
Preparation of a 4,5-epoxymorphinan	US 7,348,430	3/25/2008
Methods and compositions for deterring abuse	US 8,901,113 AU 2010300641 CA 2,775,890 EP 2,488,029 HK 13102020.5 IL 218533 US 14/552,067 [*****] CA 2,775,890 AU 2016204065 EP 16161681.8 HK 13102020.5 IL 245734	12/2/[2014] 6/3/2016 6/21/2016 3/23/2016 10/14/2016 9/29/2016 11/24/2014 [*****] 9/29/2010 9/29/2010 9/29/2010 9/29/2010 9/29/2010
Methods and compositions for self-regulated release of active pharmaceutical ingredient	US 9,101,636 US 9,320,796 CA 2,892,908 JP 5,922,851 [*****] WO PCT/US13/72249 RU 2015124694	8/11/2015 4/26/2016 4/12/2016 4/22/2016 [*****] 11/27/2013 6/23/2015
Methods and Compositions for Deterring Abuse	US 14/322,596 CA 2,916,973 AU 2014284333 EP 14820721.0 IL 242880 CH 201480037082.5 NZ 716482	7/2/2014 7/2/2014 7/2/2014 7/2/2014 7/2/2014 7/2/2014 7/2/2014
Methods and compositions for interfering with extraction or conversion of a drug susceptible to abuse	US 14/734,364 CA 2,951,563 AU 2015274936 EP 15807096.1 CH 201580030318.7	6/9/2015 6/9/2015 6/9/2015 6/9/2015 6/9/2015
Methods and compositions for self-regulated release of active pharmaceutical	[*****]	[*****]
Methods and compositions of self-regulating the conversion of pro-drugs to active pharmaceutical ingredients22	[*****]	[*****]
Pharmaceutical Compositions for Deterring Misuse, Abuse, and Diversion	WO PCT/US2010/061331	12/20/2010

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

Trademark Registrations and Applications

Description	Registration/ Application Number	Registration/ Application Date

US- ACURA PHARMACEUTICALS	3114970	7/11/2006

US- OXAYDO	4847742	11/3/2015

US- NEXAFED	4151083	4/24/2012

US- IMPEDE	4289295	2/12/2013

US- AVERSION	3059542	2/14/2006

MEX- ACURACET	1087322	2/26/2009

MEX- IMPEDE	1130279	11/13/2009

MEX- ACUROX	1070309	11/4/2008

MEX- AVERSION	1182320 1087323	9/30/2010 2/26/2009

MEX- VYCAVERT	1109785	7/9/2009

CAN- OXAYDO	1724857	5/23/2016

CAN- AVERSION	832700	9/25/2012

CAN- ACUROX	757997	2/17/2010

CAN- VYCAVERT	825294	6/1/2012

EU- OXAYDO	13955935	8/19/2015

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

Exhibit C

Schedule of Deleted Collateral

Inventory
Warehouse:	[*****]
Item	Lot	Description	Qty	Exp Date	Alt Product	UOI	UOM
[*****]

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

Equipment

Location:	[*****]
Item	Asset Class	Description

[*****]

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.

Contracts and POS

Contracts

[*****]

Purchase Orders

Purchase Order #1048 to Patheon Pharmaceuticals, Inc. for Nexafed Sinus 30/325 mg Tablets.

[*****]

Other

All domain names, brochures, promotional and printed materials, tradeshow materials (including displays), videos, advertising materials, marketing materials, package inserts and packaging materials (in all cases, in any form or medium) if any, owned by Acura Pharmaceuticals, Inc. or Acura Pharmaceutical Technologies, Inc. related exclusively to the commercialization of the Nexafed products.

*****Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission; omitted portions have been separately filed with the Commission.